SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

FITLIFE BRANDS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	000-52369	20-3464383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4509 143rd Street, Suite 1, Omaha, Nebraska 68137
(Address of principal executive offices)

(402) 333-5260
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 18, 2015, FitLife Brands, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), among the Company, ISFL Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and iSatori, Inc., a Delaware corporation (“iSatori”), pursuant to which, at the Effective Time, as such term is defined in the Merger Agreement, iSatori will merge with and into Merger Sub, with iSatori surviving as a wholly-owned subsidiary of the Company (the “Merger”). The closing of the Merger is subject to the satisfaction of certain conditions, including, among others, approval of Merger by a majority of iSatori’s shareholders and no more than 5% of the shares of iSatori Common Stock being Dissenting Shares (as defined below).

In connection with the Merger, the Company will issue to shareholders of iSatori 0.3 shares of the Company’s common stock, par value $0.01 per share (“FitLife Common Stock”), for each share of iSatori common stock, par value $0.01 per share (“iSatori Common Stock”), issued and outstanding on the Effective Date, other than those shares of iSatori Common Stock held by holders who have neither voted in favor of or consented to the Merger and have properly exercised their appraisal rights (the “Dissenting Shares”), or approximately 4.0 million shares of FitLife Common Stock. The ratio of FitLife Common Stock issuable in exchange for iSatori Common Stock (the “Exchange Ratio”) is subject to adjustment for iSatori’s Net Debt Amount and Non-Cash Working Capital (each as defined in the Merger Agreement).  Subject to certain terms and conditions as set forth in the Merger Agreement, each outstanding stock option to purchase iSatori Common Stock, warrant to purchase iSatori Common Stock, restricted stock unit measured in relation to, or settleable in, iSatori Common Stock and each award of restricted stock relating to iSatori Common Stock, whether vested or unvested, will be assumed by the Company and converted automatically into an option, warrant, restricted stock unit or restricted stock award, as the case may be, denominated in shares of FitLife Common Stock based on the Exchange Ratio.

In connection with the completion of the Merger, the Company has agreed to increase the size of its Board of Directors (the “Board”) from five to seven members, appoint Stephen Adele, the current Chief Executive Officer of iSatori, to serve on the Board, and appoint two independent directors, designated by iSatori, to the Board.

The Company and iSatori have made customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants to conduct their respective businesses during the interim period between the execution of the Merger Agreement and consummation of the Merger and prohibiting the Company and iSatori from soliciting alternative acquisition proposals and providing information to or engaging in discussions with third-parties, except in those circumstances as provided in the Merger Agreement.

The Merger Agreement contains certain termination rights for both the Company and iSatori including, but not limited to, in the event that (i) the Merger has not been consummated on or prior to September 30, 2015 (subject to certain extensions); (ii) the other party materially breaches its representations or covenants and such breach is not, or is not capable of being, cured within 30 days of notice; (iii) failure by iSatori shareholders to approve the Merger; or (iv) the other party’s board of directors makes a Change of Recommendation (as defined in the Merger Agreement), or fails to reaffirm its recommendation following receipt of an Acquisition Proposal (as defined in the Merger Agreement). In addition, either the Company or iSatori may terminate the Merger Agreement in order to enter into an agreement for a Superior Proposal (as defined in the Merger Agreement) at any time prior to approval of the Merger by iSatori shareholders.  In the event the Merge Agreement is terminated, under specified circumstances (including in connection with an Adverse Recommendation Change or a Superior Proposal), either the Company or iSatori will be obligated to pay to the other party a termination fee of $200,000.

The foregoing description of the Merger Agreement and the transactions contemplated therein are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements of iSatori required by Item 9.01(a) of Form 8-K are incorporated by reference from the following reports filed by iSatori with the Securities and Exchange Commission (the “SEC”):

Form 10-K for the year ended December 31, 2014, filed with the SEC on March 24, 2015
Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 8, 2015

(b) Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

See Exhibit Index.

Forward-Looking Statements

Certain statements in this communication regarding the proposed Merger, including any statements regarding the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products, and any other statements regarding the Company’s and iSatori’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “approximately,” “potential,” “goal,” “pro forma,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. These statements are based on management’s current expectations and/or beliefs and assumptions that management considers reasonable, which assumptions may or may not prove correct.

Among the key factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the following: (i) the expected timeframe for completing the Merger described herein and the transactions contemplated thereby; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement described herein; (iii) the risk that one or more of the conditions to closing of the Merger may not be satisfied, including, without limitation, the effectiveness of the registration statement to be filed with the SEC and the approval of the Merger by iSatori’s stockholders; (iv) the risk of disruptions to current plans and operations, increased operating costs and the potential difficulties in maintaining customer, supplier, employee, operational and strategic relationships as a result of the announcement and consummation of the Merger or otherwise; (v) adverse results in any legal proceedings that may be instituted against iSatori, the Company, their respective affiliates or others following announcement of the Merger Agreement and transactions contemplated thereby; (vi) the risk that unexpected costs will be incurred in connection with the Merger; (vii) the risk that the projected value creation and efficiencies from the Merger will not be realized, or will not be realized within the anticipated time period; (viii) the Company’s ability to promptly, efficiently and effectively integrate iSatori’s operations into those of the combined company; (ix) working capital needs; (x) continued compliance with government regulations; (xi) labor practices; (xii) the combined company’s ability to achieve increased market acceptance for its product and service offerings and penetrate new markets; and (xiii) the possibility that iSatori or the Company may be adversely affected by other economic, business and/or competitive factors, including rapidly changing customer preferences and trends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITLIFE BRANDS, INC.

Date: May 21, 2015	By:	/s/ Michael Abrams
Michael Abrams
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and among iSatori, Inc., FitLife Brands, Inc. and ISFL Merger Sub, Inc., dated May 18, 2015